BGC GROUP

REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

EXHIBIT 99.1
NEW YORK – February 14, 2024 – BGC Group, Inc. (Nasdaq: BGC) today reported its financial results for the fourth quarter and full year ended December 31, 2023.1

Howard W. Lutnick, Chairman and CEO:
"BGC had its best fourth quarter, with record revenues and Adjusted Earnings. Our revenues improved over 18 percent ending a strong year where we delivered accelerating year-over-year revenue growth each quarter.
We expect favorable macro trading conditions to continue throughout 2024. With our global breadth and scale, we will continue to capitalize on interest rate and energy market volatility, and higher fixed income issuance across both government and corporate bonds.
We are pleased with the CFTC's recent unanimous approval for FMX to operate an exchange for U.S. interest rate futures products, the largest and most widely traded futures contracts in the world. We intend to launch the FMX Futures Exchange in the summer of 2024 and we plan to discuss our strategic partners and further details on, or before, our first quarter earnings call."

SELECT FINANCIAL RESULTS2,3

Highlights of Consolidated Results (USD millions)	4Q23	4Q22	Change	FY23	FY22	Change
Revenues	$516.8	$436.5	18.4%	$2,025.4	$1,795.3	12.8%
GAAP income from operations before income taxes	31.9	1.6	1,884.4%	57.7	97.5	(40.8)%
GAAP net income for fully diluted shares	18.8	2.8	582.3%	33.9	63.5	(46.5)%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	110.8	87.1	27.3%	442.9	373.1	18.7%
Post-tax Adjusted Earnings	101.3	78.4	29.2%	411.0	343.8	19.5%
Adjusted EBITDA	151.6	124.0	22.3%	573.7	486.2	18.0%
Per Share Results	4Q23	4Q22	Change	FY23	FY22	Change
GAAP fully diluted earnings per share	$0.04	$0.01	300.0%	$0.07	$0.13	(46.2)%
Post-tax Adjusted Earnings per share	$0.21	$0.16	31.3%	$0.82	$0.69	18.8%
1 This release includes the results of BGC Group, Inc. beginning in Q3 2023, following the completion of BGC's corporate conversion on July 1, 2023. All historic information prior to Q3 2023 reflects the results of BGC Partners, Inc. The discussion of record results excludes business dispositions or spin-offs, such as BGC’s spin-off of Newmark Group, Inc. and the sale of its Insurance Brokerage Business.
2 U.S. Generally Accepted Accounting Principles is referred to as “GAAP”. “GAAP income before income taxes and noncontrolling interests” and “Adjusted Earnings before noncontrolling interests and taxes” may be used interchangeably with “GAAP pre-tax income” and “pre-tax Adjusted Earnings”, respectively. See the sections of this document including “Timing of Outlook for Certain GAAP and Non-GAAP Items”, “Non-GAAP Financial Measures”, “Adjusted Earnings Defined”, “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings”, “Adjusted EBITDA Defined”, “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, “Liquidity Analysis”, and "Constant Currency Defined", including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.
3 For comparative revenue changes in Constant Currency, please see sections in this document titled "Consolidated Revenues in Constant Currency" and "Fenics Revenues in Constant Currency".

DISCUSSION OF RESULTS
BGC's revenue grew by 18.4 percent to $516.8 million and represented our highest ever fourth quarter revenue performance. This growth was driven by the Americas and EMEA which improved by 21.9 percent and 20.5 percent, respectively.
BGC generated strong double-digit growth across all earnings metrics during the quarter, with margins expanding across our business. Pre-tax Adjusted Earnings grew by 27.3 percent to $110.8 million with margins improving by 149 basis points to 21.4 percent, the thirteenth consecutive quarter of year-over-year margin expansion. Post-tax Adjusted Earnings increased by 29.2 percent to $101.3 million, or $0.21 per share, a 31.3 percent improvement. Adjusted EBITDA improved by 22.3 percent to $151.6 million for the fourth quarter.

CONSOLIDATED REVENUES4

Consolidated Revenues (USD millions)	4Q23	4Q22	Change	FY23	FY22	Change
Rates	$155.8	$123.6	26.1%	$610.5	$549.5	11.1%
Energy and Commodities	104.7	73.6	42.3%	386.2	291.7	32.4%
Foreign Exchange	77.2	71.9	7.5%	314.7	299.7	5.0%
Credit	65.6	68.1	(3.6)%	284.7	271.4	4.9%
Equities	58.4	60.7	(3.8)%	236.5	234.5	0.9%
Total Brokerage Revenues	$461.8	$397.8	16.1%	$1,832.6	$1,646.8	11.3%
Data, Network, and Post-trade	$29.6	$25.1	17.9%	$111.5	$96.4	15.6%
Interest and dividend income, Fees from related parties and Other revenues	25.4	13.6	86.7%	81.3	52.1	56.0%
Total Revenues	$516.8	$436.5	18.4%	$2,025.4	$1,795.3	12.8%
BGC's total revenues improved by 18.4 percent compared to last year. Total brokerage revenues grew by 16.1 percent, driven by strong growth across Energy and Commodities, Rates, and Foreign Exchange.
Energy and Commodities revenues grew by 42.3 percent, driven by strong double-digit volume growth across our energy complex and our environmental products, including our new weather derivatives business. Rates revenues increased by 26.1 percent, reflecting broad-based growth across interest rate products. Foreign Exchange revenues improved by 7.5 percent, driven by higher volumes across G10 and emerging markets currencies.
BGC's Credit revenues decreased by 3.6 percent primarily due to a strong comparable period a year ago, partially offset by higher volumes across emerging markets, U.S. and UK credit products. We expect BGC's credit business to grow in line with our overall business in 2024, benefiting from record new issuance and interest rate volatility. Equities revenue declined by 3.8 percent, reflecting lower cash equity volumes, partially offset by higher equity derivatives activity.
4 Beginning in the second quarter of 2023, "Data, Software, and Post-trade" was renamed to "Data, Network, and Post-trade".

Data, Network and Post-trade revenues improved by 17.9 percent, driven by Fenics Market Data and Lucera, our network business. Interest and dividend income, Fees from related parties and Other revenues increased by 11.8 million, or 86.7 percent, primarily due to higher interest income.

FENICS

Fenics Revenues (USD millions)	4Q23	4Q22	Change	FY23	FY22	Change
Fenics Markets	$109.6	$94.1	16.5%	$446.6	$396.6	12.6%
Fenics Growth Platforms	21.2	14.8	43.3%	75.1	52.9	41.9%
Fenics Revenues	$130.8	$108.9	20.1%	$521.7	$449.4	16.1%
In the fourth quarter, Fenics revenues grew by 20.1 percent to $130.8 million. These higher margin, technology driven businesses accounted for more than 25 percent of BGC's total revenue during the period.
Fenics' fourth quarter and full year revenue growth was led by our electronic Rates, Credit, and Data, Network and Post-trade businesses.
Fenics Markets produced revenue of $109.6 million in the fourth quarter, an increase of 16.5 percent. This growth was driven by higher electronic Rates, Credit and Foreign Exchange volumes, along with stronger Fenics Market Data subscription revenues.
Fenics Market Data signed new customer contracts in the fourth quarter with an aggregate contract value 30 percent higher compared to the same period last year.
Fenics Growth Platforms generated fourth quarter revenues of $21.2 million, up 43.3 percent, primarily driven by Fenics UST, PortfolioMatch and Capitalab.
■Fenics UST revenue increased by over 70 percent on a 38 percent improvement in average daily volume ("ADV"). Fenics UST grew its market share to 26 percent for the fourth quarter, up from 25 percent in the third quarter of 2023, and 20 percent a year ago.5 This momentum has carried forward into January, achieving new record ADV that was 44 percent higher than January 2023.
■PortfolioMatch grew its U.S. credit volumes more than three-fold year-over-year, achieving record revenues. PortfolioMatch continues to onboard new accounts and increase its market share in this rapidly growing segment of the market.
■Capitalab, our post-trade business, generated revenue growth of nearly 90 percent, driven by higher interest rate compression and foreign exchange matching volumes.

5 Central limit order book ("CLOB") market share. Source: Coalition Greenwich

CONSOLIDATED EXPENSES AND TAXES AND NONCONTROLLING INTEREST6

Consolidated Expenses (USD millions)	4Q23	4Q22	Change	FY23	FY22	Change
Compensation and employee benefits under GAAP	$248.9	$181.7	37.0%	$992.6	$853.2	16.3%
Equity-based compensation and allocations of net income to limited partnership units and FPUs	78.1	89.3	(12.6)%	355.4	251.1	41.5%
Non-compensation expenses under GAAP	175.2	167.6	4.5%	644.8	612.9	5.2%
Total expenses under GAAP	$502.2	$438.6	14.5%	$1,992.8	$1,717.1	16.1%

Compensation and employee benefits for Adjusted Earnings	$249.2	$204.6	21.8%	$989.6	$872.5	13.4%
Non-compensation expenses for Adjusted Earnings	158.8	144.7	9.7%	595.4	547.0	8.9%
Total expenses for Adjusted Earnings	$408.0	$349.3	16.8%	$1,585.0	$1,419.5	11.7%

Taxes and Noncontrolling Interest (USD millions)	4Q23	4Q22	Change	FY23	FY22	Change
GAAP provision for income taxes	$10.6	($2.0)	NMF	$18.9	$38.6	(50.9)%
Provision for income taxes for Adjusted Earnings	8.2	7.2	13.6%	28.8	27.2	5.7%
GAAP net income attributable to noncontrolling interest in subsidiaries	1.3	1.4	(4.6)%	2.5	10.2	(75.3)%
Net income attributable to noncontrolling interest in subsidiaries for Adjusted Earnings	1.3	1.4	(8.2)%	3.1	2.0	51.0%

CONSOLIDATED SHARE COUNT7

Consolidated Share Count (USD millions)	4Q23	4Q22	Change	3Q23	Change (QoQ)	FY23	FY22	Change
Fully diluted weighted-average share count under GAAP	476.5	492.5	(3.3)%	477.5	(0.2)%	490.0	499.4	(1.9)%
Fully diluted weighted-average share count for Adjusted Earnings	490.7	492.5	(0.4)%	490.1	0.1%	503.8	499.4	0.9%
BGC's fully diluted weighted average share count for Adjusted Earnings was 490.7 million during the fourth quarter, a 0.1 percent increase compared to the third quarter of 2023.
BGC's fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods.

6 For additional information on “Equity-based compensation and allocations of net income to limited partnership units and FPUs”, please see the section of this document titled “Adjusted Earnings Defined” and the footnotes to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”.
7 BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

OUTLOOK

Metric (USD millions)	Guidance	Actual
	1Q 2024	1Q 2023
Revenues	$560 - $610	$532.9
Pre-tax Adjusted Earnings	$126 - $144	$124.6

DIVIDEND INFORMATION
On February 13, 2024, BGC’s Board of Directors declared a quarterly qualified cash dividend of $0.01 per share payable on March 19, 2024 to Class A and Class B common stockholders of record as of March 5, 2024. The ex-dividend date will be March 4, 2024.

ONLINE AVAILABILTY OF INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION
An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcg.com. Additional detail on overall Fenics revenues is available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcg.com. The Excel tables and earnings presentation contain the results discussed in this document as well as other useful information that may not be contained herein.

BGC CONFERENCE CALL AND INVESTOR PRESENTATION
BGC will hold a conference call on the date of this release starting at 10:00 a.m. ET. A live webcast of the call, along with an investor presentation summarizing BGC’s consolidated non-GAAP results, will be accessible at http://ir.bgcg.com. Alternatively, interested parties can access the call by dialing +1 877-407-0312 (U.S.) or +1 201-389-0899 (international) and be answered by an operator. After the conference call, an archived recording will be available at http://ir.bgcg.com.

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$655,641	$484,989
Cash segregated under regulatory requirements	17,255	17,021
Financial instruments owned, at fair value	45,792	39,319
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	350,036	559,680
Accrued commissions and other receivables, net	305,793	288,471
Loans, forgivable loans and other receivables from employees and partners, net	367,805	319,612
Fixed assets, net	178,300	183,478
Investments	38,314	38,575
Goodwill	506,344	486,585
Other intangible assets, net	211,285	192,783
Receivables from related parties	2,717	1,444
Other assets	496,655	463,014
Total assets	$3,175,937	$3,074,971

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$—	$1,917
Accrued compensation	206,364	176,781
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	202,266	404,675
Payables to related parties	17,456	10,550
Accounts payable, accrued and other liabilities	668,189	683,104
Notes payable and other borrowings	1,183,506	1,049,217
Total liabilities	2,277,781	2,326,244
Redeemable partnership interest	—	15,519

Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share; 1,500,000 and 750,000 shares authorized at December 31, 2023 and December 31, 2022, respectively; 403,575 and
471,934 shares issued at December 31, 2023 and December 31, 2022, respectively;
and 390,095 and 325,858 shares outstanding at December 31, 2023 and
December 31, 2022, respectively	4,036	4,719
Class B common stock, par value $0.01 per share; 300,000 and 150,000 shares authorized at December 31, 2023 and December 31, 2022, respectively; 109,453 and
45,884 shares issued and outstanding at December 31, 2023 and December 31, 2022,
respectively, convertible into Class A common stock	1,095	459
Additional paid-in capital	2,105,130	2,559,418
Treasury stock, at cost: 13,480 and 146,076 shares of Class A common stock at
December 31, 2023 and December 31, 2022, respectively	(67,414)	(711,454)
Retained deficit	(1,119,182)	(1,138,066)
Accumulated other comprehensive income (loss)	(38,582)	(45,431)
Total stockholders' equity	885,083	669,645
Noncontrolling interest in subsidiaries	13,073	63,563
Total equity	898,156	733,208
Total liabilities, redeemable partnership interest and equity	$3,175,937	$3,074,971

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Revenues:	2023	2022	2023	2022
Commissions	$388,211	$315,658	$1,464,524	$1,281,294
Principal transactions	73,563	82,169	368,100	365,507
Total brokerage revenues	461,774	397,827	1,832,624	1,646,801

Fees from related parties	4,226	3,896	15,968	14,734
Data, network and post-trade	29,551	25,063	111,470	96,389
Interest and dividend income	16,586	5,501	45,422	21,007
Other revenues	4,623	4,228	19,917	16,371
Total revenues	516,760	436,515	2,025,401	1,795,302

Expenses:
Compensation and employee benefits	248,915	181,671	992,603	853,165
Equity-based compensation and allocations of net income
to limited partnership units and FPUs	78,093	89,332	355,378	251,071
Total compensation and employee benefits	327,008	271,003	1,347,981	1,104,236
Occupancy and equipment	41,062	40,197	162,743	157,491
Fees to related parties	9,172	7,377	32,649	25,662
Professional and consulting fees	16,144	24,286	60,398	68,775
Communications	29,169	26,237	114,143	108,096
Selling and promotion	17,009	14,461	61,884	49,215
Commissions and floor brokerage	15,342	13,591	61,523	58,277
Interest expense	20,795	14,788	77,231	57,932
Other expenses	26,519	26,695	74,278	87,431
Total non-compensation expenses	175,212	167,632	644,849	612,879
Total expenses	502,220	438,635	1,992,830	1,717,115

Other income (losses), net:
Gains (losses) on divestitures and sale of investments	—	(846)	—	(1,029)
Gains (losses) on equity method investments	2,584	2,158	9,152	10,920
Other income (loss)	14,765	2,415	15,986	9,373
Total other income (losses), net	17,349	3,727	25,138	19,264

Income (loss) from operations before income taxes	31,889	1,607	57,709	97,451

Provision (benefit) for income taxes	10,626	(1,991)	18,934	38,584
Consolidated net income (loss)	$21,263	$3,598	$38,775	$58,867

Less: Net income (loss) attributable to noncontrolling
interest in subsidiaries	1,318	1,382	2,510	10,155

Net income (loss) available to common stockholders	$19,945	$2,216	$36,265	$48,712

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
Continued

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Per share data:
Basic earnings (loss) per share
Net income (loss) attributable to common stockholders	$18,823	$2,216	$34,070	$48,712
Basic earnings (loss) per share	$0.04	$0.01	$0.08	$0.13
Basic weighted-average shares of common stock outstanding	468,747	371,174	426,436	371,561

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$18,837	$2,761	$33,943	$63,479
Fully diluted earnings (loss) per share	$0.04	$0.01	$0.07	$0.13
Fully diluted weighted-average shares of common stock outstanding	476,452	492,549	489,989	499,414

Non-GAAP Financial Measures
The non-GAAP definitions below include references to certain equity-based compensation instruments, such as restricted stock awards and/or restricted stock units (“RSUs”), that the Company has issued and outstanding following its corporate conversion on July 1, 2023. Although BGC is retaining certain defined terms and references, including references to partnerships or partnership units, for purposes of comparability before and after the corporate conversion, such references may not be applicable following the period ended June 30, 2023.
The Company has clarified its practice in an updated definition of its “Calculation of Non-Compensation Adjustments for Adjusted Earnings”. BGC has not modified any prior period non-GAAP measures related to this clarification.
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interests and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; “Liquidity”; and "Constant Currency". The definitions of these terms are below.
Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interests and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.
As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the underlying operating performance of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.
Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA
Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:
■Charges related to amortization of RSUs, restricted stock awards, other equity-based awards, and limited partnership units;
■Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs;
■Charges with respect to preferred units and RSU tax accounts. Any preferred units and RSU tax accounts would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution or dividend. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability or redeemed in connection with the grant of shares of common stock, and RSU tax accounts are granted in connection with the grant of RSUs. The preferred units and RSU tax accounts are granted at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes;
■GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs;

■Charges related to grants of equity awards, including common stock, RSUs, restricted stock awards or partnership units with capital accounts;
■Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders; and
■Charges related to dividend equivalents earned on RSUs and any preferred returns on RSU tax accounts.
The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”
Virtually all of BGC’s key executives and producers have equity stakes in the Company and its subsidiaries and generally receive deferred equity as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues RSUs, restricted stock, limited partnership units (prior to July 1, 2023) as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock (prior to July 1, 2023), to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.
All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant.
Compensation charges are also adjusted for certain other cash and non-cash items.
Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans.
Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:
■Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
■Acquisition related costs;
■Non-cash GAAP asset impairment charges;
■Resolutions of litigation, disputes, investigations, or enforcement matters that are generally non-recurring, exceptional, or unusual, or similar items that management believes do not best reflect BGC’s underlying operating performance, including related unaffiliated third-party professional fees and expenses; and
■Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for professional fees and expenses, exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangible assets created from acquisitions.
Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude gains from litigation resolution and certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:
■Gains or losses on divestitures;
■Fair value adjustment of investments;
■Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and
■Any unusual, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.
The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.
To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange; changes in the value of RSUs and/or restricted stock awards between the date of grant and the date the award vests; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.
After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.
Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.
BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100% of earnings were taxed at global corporate rates.
Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that:
■The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
■The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax, when the impact would be anti-dilutive.
The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors. The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings” in the Company’s most recent financial results press release.

Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations. Management uses Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the Company’s business and to make decisions with respect to the Company’s operations.
The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.
For more information regarding Adjusted Earnings, see the sections of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:
■Provision (benefit) for income taxes;
■Net income (loss) attributable to noncontrolling interest in subsidiaries;
■Interest expense;
■Fixed asset depreciation and intangible asset amortization;
■Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs;
■Impairment of long-lived assets;
■(Gains) losses on equity method investments; and
■Certain other non-cash GAAP items, such as non-cash charges of amortized rents.
The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.
Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.
For more information regarding Adjusted EBITDA, see the section of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period.

The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:
•Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
•Unusual, non-ordinary, or non-recurring items;
•The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
•Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
•Acquisitions, dispositions, and/or resolutions of litigation, disputes, investigations, or enforcement matters, or similar items, which are fluid and unpredictable in nature.
Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), financial instruments owned, at fair value, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.
For more information regarding Liquidity, see the section of this document and/or in the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Constant Currency Defined
BGC generates a significant amount of its revenues in non-U.S. dollar denominated currencies, particularly in the euro and pound sterling. In order to present a better comparison of the Company's revenues during the period, which exhibited highly volatile foreign exchange movements, BGC provides revenues year-over-year comparisons on a "Constant Currency" basis. BGC uses a Constant Currency financial metric to provide a better comparison of the Company's underlying operating performance by eliminating the impacts of foreign currency fluctuations between comparative periods. Since BGC's consolidated financial statements are presented in U.S. dollars, fluctuations in non-U.S. dollar denominated currencies have an impact on the Company's GAAP results. The Company's Constant Currency metric, which is a non-GAAP financial measure, assumes the foreign exchange rates used to determine the Company's comparative prior period revenues, apply to the current period revenues. Constant Currency revenue percentage change is calculated by determining the change in current quarter non-GAAP Constant Currency revenues over prior period revenues. Non-GAAP Constant Currency revenues are total revenues excluding the effect of foreign exchange rate movements and are calculated by remeasuring and/or translating current quarter revenues using prior period exchange rates. BGC presents certain non-GAAP Constant Currency percentage changes in Constant Currency revenues as a supplementary measure because it facilitates the comparison of the Company's core operating results. This information should be considered in addition to, and not as a substitute for, results reported in accordance with GAAP.

BGC GROUP, INC.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q4 2023	Q4 2022	FY 2023	FY 2022
GAAP income (loss) from operations before income taxes	$31,889	$1,607	$57,709	$97,451

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation and allocations of net income to limited partnership units and FPUs (1)	78,093	89,332	355,378	251,071
Other Compensation charges (2)	(298)	(22,929)	3,004	(19,323)
Total Compensation adjustments	77,795	66,403	358,382	231,748

Non-Compensation adjustments:
Amortization of intangibles (3)	4,080	3,993	16,037	15,728
Impairment charges	131	571	3,144	4,224
Other (4)	12,199	18,334	30,254	45,923
Total Non-Compensation adjustments	16,410	22,898	49,435	65,875

Other income (losses), net adjustments:
Losses (gains) on divestitures	—	846	—	1,029
Fair value adjustment of investments (5)	(3,251)	106	(1,928)	(1,816)
Other net (gains) losses (6)	(12,029)	(4,779)	(20,726)	(21,172)
Total other income (losses), net adjustments	(15,280)	(3,827)	(22,654)	(21,959)

Total pre-tax adjustments	78,925	85,474	385,163	275,664

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	$110,814	$87,081	$442,872	$373,115

GAAP net income (loss) available to common stockholders	$19,945	$2,216	$36,265	$48,712
Allocation of net income (loss) to noncontrolling interest in subsidiaries (7)	—	(53)	(565)	8,118
Total pre-tax adjustments (from above)	78,925	85,474	385,163	275,664
Income tax adjustment to reflect adjusted earnings taxes (8)	2,427	(9,206)	(9,853)	11,347
Post-tax adjusted earnings	$101,297	$78,431	$411,010	$343,841

Per Share Data

GAAP fully diluted earnings (loss) per share	$0.04	$0.01	$0.07	$0.13

Less: Allocations of net income (loss) to limited partnership units, FPUs, and noncontrolling interest in subsidiaries, net of tax	—	—	0.01	(0.01)
Total pre-tax adjustments (from above)	0.16	0.17	0.76	0.55
Income tax adjustment to reflect adjusted earnings taxes	0.00	(0.02)	(0.02)	0.02

Post-tax adjusted earnings per share	$0.21	$0.16	$0.82	$0.69

Fully diluted weighted-average shares of common stock outstanding	490,717	492,549	503,842	499,414

Dividends declared per share of common stock	$0.01	$0.01	$0.04	$0.04
Dividends declared and paid per share of common stock	$0.01	$0.01	$0.04	$0.04
Please see footnotes to this table on the next page.

(1) The components of equity-based compensation and allocations of net income to limited partnership units and FPUs are as follows (in thousands):

	Q4 2023	Q4 2022	FY 2023	FY 2022
Issuance of common stock and grants of exchangeability	$17,500	$64,416	$171,646	$147,480
Allocations of net income and dividend equivalents	2,148	1,382	6,302	13,298
LPU amortization	—	20,150	40,878	73,734
RSU, RSU Tax Account, and restricted stock amortization	58,445	3,384	136,552	16,559
Equity-based compensation and allocations of net income to limited partnership units and FPUs	$78,093	$89,332	$355,378	$251,071
(2) GAAP Expenses in the full year 2023 included certain loan impairments and other compensation related adjustments. GAAP Expenses in the fourth quarter of 2022 included $1.5 million of certain acquisition-related compensation expenses, and ($24.4) million of other compensation related adjustments. For the full year 2022, these amounts were $2.9 million and ($23.8) million, respectively. GAAP Expenses in the full year 2022 also included $1.6 million of employee loan forgiveness.
(3) Includes non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.
(4) GAAP expenses in the fourth quarter of 2023 and 2022 included resolutions of litigation and other matters, including their related professional fees, as well as certain other professional fees, of $3.3 million and $17.8 million, respectively, as well as various other GAAP items. For the full year 2023 and 2022 these amounts were $9.3 million and $28.6 million, respectively. GAAP expenses in the fourth quarter of 2023 and 2022, included $3.0 million and $0.6 million, respectively, of reserves in connection with unsettled trades and receivables with sanctioned Russian entities. For the full year 2023 and 2022 these amounts were $9.0 million and $11.4 million, respectively. GAAP expenses for the full year 2023 and 2022 also included Charity Day Contributions of $6.7 million and $6.4 million, respectively. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to non-recurring or unusual gains or losses, as well as resolutions of litigation.
(5) Includes a non-cash gain of $3.3 million and a non-cash loss of ($0.1) million related to fair value adjustments of investments held by BGC in the fourth quarter of 2023 and 2022, respectively. For the full years 2023 and 2022, these amounts were a non-cash gain of $1.9 million and a non-cash gain of $1.8 million, respectively.
(6) For the fourth quarter of 2023 and 2022, includes non-cash gains of $2.6 million and $2.2 million, respectively, related to BGC's investments accounted for under the equity method. For the full years 2023 and 2022, these amounts were $9.2 million and $10.9 million, respectively. The fourth quarter of 2023 and 2022 also included net gains of $9.4 million and $2.6 million, respectively, related to other recoveries and various other GAAP items. For the full year 2023 and 2022, these amounts were a net gain of $11.6 million and a net gain of $10.3 million, respectively.
(7) Primarily represents Cantor's pro-rata portion of net income.
(8) BGC's GAAP provision (benefit) for income taxes is calculated based on an annualized methodology. The Company's GAAP provision (benefit) for income taxes was $10.6 million and ($2.0) million for the fourth quarters of 2023 and 2022, respectively. For the full years 2023 and 2022, these amounts were $18.9 million and $38.6 million, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation with respect to limited partnership unit exchange, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted by $2.4 million and ($9.2) million for the fourth quarters of 2023 and 2022, respectively. For the full years 2023 and 2022, these adjustment amounts were ($9.9) million and $11.3 million, respectively. As a result, the provision (benefit) for income taxes with respect to Adjusted Earnings was $8.2 million and $7.2 million for the fourth quarters of 2023 and 2022, respectively. For the full years 2023 and 2022, these amounts were $28.8 million and $27.2 million, respectively.
Note: Certain numbers may not add due to rounding.

BGC GROUP, INC.
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT
UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q4 2023	Q4 2022	FY 2023	FY 2022

Common stock outstanding	468,747	371,174	426,436	371,561
Limited partnership units	—	52,734	25,111	59,891
Cantor units	—	57,513	28,711	57,139
Founding partner units	—	7,281	3,417	7,708
RSUs	—	2,644	1,406	1,913
Other	7,705	1,203	4,908	1,202

Fully diluted weighted-average share count under GAAP	476,452	492,549	489,989	499,414

Non-GAAP Adjustments:
RSUs	12,571	—	12,337	—
Restricted Stock	1,694	—	1,516	—

Fully diluted weighted-average share count for Adjusted Earnings	490,717	492,549	503,842	499,414

Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

BGC GROUP, INC.
LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022

Cash and cash equivalents	$655,641	$484,989
Financial instruments owned, at fair value	45,792	39,319
Total Liquidity	$701,433	$524,308

        BGC GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q4 2023	Q4 2022	FY 2023	FY 2022
GAAP net income (loss) available to common stockholders	$19,945	$2,216	$36,265	$48,712

Add back:

Provision (benefit) for income taxes	10,626	(1,991)	18,934	38,584

Net income (loss) attributable to noncontrolling interest in subsidiaries (1)	1,318	1,382	2,510	10,155

Interest expense	20,795	14,788	77,231	57,932

Fixed asset depreciation and intangible asset amortization	20,300	19,268	80,417	75,054

Impairment of long-lived assets	131	571	3,144	4,224

Equity-based compensation and allocations of net income to limited partnership units and FPUs (2)	78,093	89,332	355,378	251,071

(Gains) losses on equity method investments (3)	(2,584)	(2,158)	(9,152)	(10,920)

Other non-cash GAAP expenses (4)	3,000	566	9,000	11,364

Adjusted EBITDA	$151,624	$123,974	$573,727	$486,176

(1) Primarily represents Cantor's pro-rata portion of net income.
(2) Represents BGC employees' pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.
(3) For the fourth quarters of both 2023 and 2022, includes non-cash gains of $2.6 million and $2.2 million, respectively, related to BGC's investments accounted for under the equity method. For the full years 2023 and 2022, these amounts were $9.2 million and $10.9 million, respectively.
(4) The fourth quarter of 2023 and 2022 includes $3.0 million and $0.6 million, respectively, of non-cash reserves in connection with unsettled trades and receivables with sanctioned Russian entities. For the full years 2023 and 2022, these amounts were $9.0 million and $11.4 million, respectively.

BGC GROUP, INC.
CONSOLIDATED REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	4Q23	4Q22	Change	Constant Currency Change
Rates	$155.8	$123.6	26.1%	22.6%
Energy and Commodities	104.7	73.6	42.3%	41.2%
Foreign Exchange	77.2	71.9	7.5%	6.6%
Credit	65.6	68.1	(3.6)%	(5.9)%
Equities	58.4	60.7	(3.8)%	(5.3)%
Total Brokerage Revenues	$461.8	$397.8	16.1%	14.0%
Data, Network, and Post-trade	29.6	25.1	17.9%	17.7%
Interest and dividend income, Fees from related parties and Other revenues	25.4	13.6	86.7%	84.5%
Total Revenues	$516.8	$436.5	18.4%	16.4%

BGC GROUP, INC.
FENICS REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	4Q23	4Q22	Change	Constant Currency Change
Fenics Markets	$109.6	$94.1	16.5%	13.6%
Fenics Growth Platforms	21.2	14.8	43.3%	42.9%
Fenics Revenues	$130.8	$108.9	20.1%	17.6%

Other Items of Note
Unless otherwise stated, all results provided in this document compare the fourth quarter of 2023 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain numbers and percentage changes listed throughout this document may not sum due to rounding.
About BGC Group, Inc.
BGC Group, Inc. (“BGC”) is a leading global brokerage and financial technology company. BGC, through its affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit), Foreign Exchange, Equities, Energy and Commodities, Shipping, and Futures. BGC, through its affiliates, also provides a broad range of services, including: trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through its brands, including Fenics®, FMX™, FMX Futures Exchange™, Fenics Markets Xchange™, Fenics Digital™, Fenics UST™, Fenics FX™, Fenics Repo™, Fenics Direct™, Fenics MID™, Fenics Market Data™, Fenics GO™, Fenics PortfolioMatch™, BGC®, BGC Trader™, kACE2™, and Lucera®, BGC offers financial technology solutions, market data, and analytics across a broad range of financial instruments and markets. BGC, BGC Group, BGC Partners, BGC Trader, GFI, GFI Ginga, CreditMatch, Fenics, Fenics.com, FMX, Sunrise Brokers, Poten & Partners, RP Martin, kACE2, Capitalab, Swaptioniser, CBID, Caventor, LumeMarkets and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates.
BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol “BGC”. BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcg.com. You can also follow BGC at https://twitter.com/bgcgroupinc, https://www.linkedin.com/company/bgc_group and/or http://ir.bgcg.com.
Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission ("SEC") filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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